UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2007

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
(Formerly Online Processing, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-69270	22-3774845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 TH Floor, Building 64, Jinlong Industry District Majialong
Nanshan District, Shenzhen, PRC
Post Code: 518052
(Address of principal executive offices (zip code))

86-755-2655-3580
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 7, 2007, we entered into an employment agreement (the “Employment Agreement”) with Mr. Keith Hor to serve as our Chief Financial Officer with effect from March 7, 2007. Pursuant to the Employment Agreement, Mr. Hor shall receive a salary of US$10,000 per month, payable pursuant to our normal payroll practices. In addition, Mr. Hor has already been granted options to purchase the equivalent of 20,000 of our shares under our 2006 Stock Incentive Plan. The vesting schedule of his options is as follows: 25% of the shares subject to the stock options shall vest on each of the first four anniversary of March 1, 2007. The exercise price of his options is 100% of the fair market value per share on the date of grant. Either we or Mr. Hor may terminate the Employment Agreement at any time upon delivery of forty-five (45) days’ prior written notice to the other, provided however, that we may terminate the Employment Agreement without notice if we pay him the salary that he would have earned had he remained employed through the end of the notice period. Upon termination, Mr. Hor shall remain entitled to reimbursement of any reasonable expenses incurred by him on behalf of us up to the date of termination. The Employment Agreement also contains standard provisions relating to confidentiality and restrictions on competitive activities and solicitation of our employees and customers.

The description set forth above is qualified in its entirety by reference to the Employment Agreement, which is filed hereto as Exhibit 10.1 to this Form 8-K.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 7, 2007, EST, Ms. Jackie You Kazmerzak resigned from her position as our Chief Financial Officer. Mr. Keith Hor, aged 42, was appointed as our Chief Financial Officer with effect from March 7, 2007, EST. A copy of the related press release is furnished hereto as Exhibit 99.1.

From October 2006 to March 2007, Mr. Hor is our financial controller overseeing the corporate strategic planning, financial and accounting functions. Mr. Hor has extensive experience in corporate finance, treasury, accounting, auditing and financial planning experience in multi-national corporations. From April 2004 to September 2006, he was the group financial controller of and company secretary for Asia Tiger Group Ltd, a company listed in the Mainboard of Singapore Stock Exchange Ltd. and principally engaged in the trading and manufacturing of office equipment products and digital cameras with manufacturing facilities in Shenzhen, China. Prior to that, Mr. Hor had been the Vice President-Finance and Administration (Hong Kong & China) for five years in Jardine Logistics (HK) Ltd., a company principally engaged in air and sea forwarding services, warehouse, supply chain, inventory management and third party logistics services. Prior to that, for three years, he was the group financial controller of Tsui Hang Hing Group, an apparel manufacturing company with manufacturing facilities in China, Vietnam and Mauritius. He was a certified practicing accountant in Price Waterhouse from 1988 to 1993. Mr. Hor obtained his Master of Finance from the Bernard M. Baruch College, the City University of New York and his Professional Diploma of Accountancy from the Hong Kong Polytechnic University. He is a fellow member of the Chartered Association of Accountants, UK and an associate member of Hong Kong Society of Accountants.

For a description of the material terms of the employment agreement between us and Mr. Hor, see Item 1.01 above, which description is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated March 7, 2007 between Diguang International Development Co., Ltd. and Mr. Keith Hor.

99.1	Press Release of Diguang International Development Co., Ltd. dated March 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diguang International Development Co., Ltd.

By:	/s/ Keith Hor
Keith Hor
Chief Financial Officer